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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



       Date of report (Date of earliest event reported): September 3, 2002


                         ------------------------------


                                MORO CORPORATION
             (Exact name of registrant as specified in its charter)

                         ------------------------------


 Delaware                           0-28628                      51-0338736
(State or other                (Commission Number)               (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

                             Bala Pointe, Suite 240
                           111 Presidential Boulevard
                         Bala Cynwyd, Pennsylvania 19004
               (Address of Principal Executive Offices)(Zip Code)

                                 (610) 667-9050
              (Registrant's telephone number, including area code)
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Item 4. Changes in Registrant's Certifying Accountant

(a) Previous independent accountants

         (i) On September 3, 2002, Larson, Allen, Weishair & Co., LLP resigned as the independent accountants for the Company.

         (ii) The reports of Larson, Allen, Weishair & Co., LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         (iii) Because Larson, Allen, Weishair & Co. LLP resigned, the decision to change accountants was not recommended or approved by the board of directors or an audit or similar committee of the board of directors.

         (iv) In connection with its audits for the two most recent fiscal years and through September 3, 2002, there have been no disagreements with Larson, Allen, Weishair & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Larson, Allen, Weishair & Co., LLP would have caused them to make reference thereto in their report on the financial statements of the Company.

         (v) The Company provided Larson, Allen, Weishair & Co. LLP with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Larson, Allen, Weishair & Co. LLP's letter, dated September 10, 2002, stating its agreement with such statements.

(b) New independent accountants

         (i) The Company engaged Parente Randolph, LLC as its new independent accountants as of September 9, 2002.

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                                    SIGNATURE

In accordance with the requirement of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MORO CORPORATION


                                               By: /s/ David W. Menard
                                                  ------------------------------
                                               David W. Menard
                                               Chief Executive Officer and
                                               Principal Financial Officer
Date: September 10, 2002





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Exhibit
Number                  Description
-------                 -----------
  16                    Letter from Larson, Allen, Weishair & Co. LLP to the
                        Securities and Exchange Commission dated September 10,
                        2002.